                                                                     Exhibit 2.2

                                LETTER AGREEMENT
                                ----------------


                                 April 13, 2001


Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts  02116

Director of Business Development
WWT, Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota  55428

Keith L. Braun
Mark B. Cohen
Deutsche Bank AG
130 Liberty Street
New York, New York  10006

         Re: Agreement and Plan of Merger by and among WWT, Inc., Wilsons Acquisition Corporation, Bentley's Luggage Corp., the Shareholders of Bentley's Luggage Corp. and Bain Capital, Inc., dated as of April 6, 2001

Gentlemen:

         Reference is hereby made to that certain Agreement and Plan of Merger by and among WWT, Inc., Wilsons Acquisition Corporation, Bentley's Luggage Corp., the Shareholders of Bentley's Luggage Corp. and Bain Capital, Inc., dated as of April 6, 2001 (the "Merger Agreement"). Further reference is made to the amendatory provisions contained in Section 27 thereof which permit the parties to amend the Merger Agreement by mutual written agreement and with the consent of the Senior Lenders' Agent. All capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Merger Agreement.

         In accordance with the Merger Agreement and its amendatory provisions, this letter agreement (the "Letter Agreement") confirms the parties' agreement to modify the terms of the Merger Agreement as more specifically set forth herein.

         1. AMENDMENT TO TABLE OF CONTENTS OF THE MERGER AGREEMENT. The sub-heading "Recapitalization Agreement" listed under Section 8.01(z) in the Table of Contents of the Merger Agreement shall be deleted and replaced with the following:

         "[Intentionally omitted]"

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         2. AMENDMENT TO SECTION 8.01(Z) OF THE MERGER AGREEMENT. Section
8.01(z) of the Merger Agreement shall be deleted in its entirety and shall be replaced by the following:

         "(z)     [Intentionally omitted]"

         3. AMENDMENT TO SECTION 12 OF THE MERGER AGREEMENT. Subclause (i) of
Section 12 of the Merger Agreement shall be amended and restated in its entirety to read as follows:

         "(i)     Section 8.01 (b), (c), (d), or (e), Section 8.02(a), (b), (d),
                  or (e), or 9.01(a), (b) or (c), all of which shall survive without limitation as to time, and"

         4. AMENDMENT TO SECTION 13.03 OF THE MERGER AGREEMENT. Subclause (A) of the definition of the term "Special Claims" in Section 13.03 of the Merger Agreement shall be amended and restated in its entirety to read as follows:

         "(A) claims based upon a breach of any representation or warranty of the Company contained in Section 8.01 (b), (c), (d), (e) or
                  (p) or any representation or warranty of any Shareholder contained in Section 8.02 (a), (b), (d) or (e),"

         5. COUNTERPARTS. This Letter Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, together, shall constitute one and the same instrument. Delivery by facsimile of this Letter Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof or thereof.

         6. AUTHORITY OF SHAREHOLDER REPRESENTATIVE. Bain Capital, Inc. is executing and delivering this Letter Agreement on behalf of the Shareholders, pursuant to the authority to amend the Merger Agreement granted to Bain Capital, Inc. as Shareholder Representative in Section 14 thereof.

         7. MERGER AGREEMENT. Except as expressly amended above, the Merger Agreement shall remain in full force and effect in accordance with its terms.

                                    * * * * *

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         This Letter Agreement is entered into and consented and agreed to as of the date first written above by the parties signing below.

                                          SHAREHOLDER REPRESENTATIVE:
                                          --------------------------

                                          BAIN CAPITAL, INC.


                                          By: /s/ Joe Pretlow
                                             -----------------------------------
                                             Its: Managing Director
                                                 -------------------------------


                                          THE COMPANY:
                                          -----------


                                          BENTLEY'S LUGGAGE CORP.

                                          By: /s/ David Veit
                                             -----------------------------------
                                            Its: CEO
                                                --------------------------------


                                          BUYER:
                                          -----

                                          WWT, INC.


                                          By: /s/ Peter Michielutti
                                             -----------------------------------
                                            Its: Senior Vice President and CFO
                                                --------------------------------


                                          BUYER SUBSIDIARY:

                                          WILSONS ACQUISITION
                                          CORPORATION


                                          By: /s/ Peter Michielutti
                                             -----------------------------------
                                            Its: Vice President and CFO
                                                --------------------------------

Consented and Agreed to:

SENIOR LENDERS' AGENT

BANKERS TRUST COMPANY

By: /s/ Keith C. Braun
   ---------------------------------
  Its: Vice President
      ------------------------------